Exhibit 15

May 30, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 26, 2013 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three month periods ended March 31, 2013 and 2012 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in its Registration Statement on Form S-3 dated May 30, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP